CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Custodian, Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A, No. 33-57724) of the Tweedy, Browne Fund, Inc., and to the incorporation by reference of our reports dated May 6, 2003 on the Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund included in the 2003 Annual Reports to Shareholders.

                                                        /s/ ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP


Boston, Massachusetts
May 29, 2003